Exhibit 4.2

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement") is made and entered into as of September ___, 2003, among Smartserv Online, Inc., a Delaware corporation (the "Company"), and the purchasers signatory hereto (each such purchaser is a "Purchaser" and all such purchasers are, collectively, the "Purchasers").

               This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof among the Company and each of the Purchasers (the "Purchase Agreement").

               The Company and the Purchasers hereby agree as follows

1. Certain Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "Consenting Holder" shall mean a holder of Existing Debentures who has agreed in writing to become a party to this Agreement.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

                  "Holders" shall mean the Purchaser and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred.

                  "Registrable Securities" shall mean (i) Common Stock held by the Holders or issued or issuable upon conversion of the Debentures, (ii) the Warrant Shares, (iii) the Common Stock issuable upon conversion or exercise of warrants held by Spencer Trask Ventures, Inc. or its assigns or designees, (iv) the Common Stock issuable upon conversion of the Existing Debentures held by a Consenting Holder, (v) the Common Stock issuable upon exercise of warrants held by a Consenting Holder or (vi) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the stock referenced in (i), (ii), (iii), (iv) or (v) above.

                  The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

                  "Registration Expenses" shall mean all expenses incurred by the Company in compliance with the registration obligation of the Company, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company.

                  "Restricted Securities" shall mean the securities of the Company required to bear or bearing the legend set forth in Section 3 hereof.

                  "Securities" shall mean the Warrants, the Debentures, the Existing Debentures held by a Consenting Holder and the warrants held by a Consenting Holder.

                  "Selling Expenses" shall mean all underwriting discounts, selling commissions and expense allowances applicable to the sale of Registrable Securities and all fees and disbursements of counsel for any Holder.

2. Restrictions on Transferability. The Securities and any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall not be transferred except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Any transferee of such securities shall take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

3. Restrictive Legend. Each certificate representing the Securities, the shares of Common Stock underlying the Securities and any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

                  Upon request of Purchaser, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received either an opinion of counsel reasonably satisfactory to the Company or the "no-action" letter referred to in Section 4 to the effect that the transfer being made by such holder of the securities evidenced by such certificate will not violate the Securities Act and applicable state securities laws, unless any such transfer legend may be removed pursuant to Rule 144(k) or any successor rule, in which case no such opinion or "no-action" letter shall be required.

                  The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement or grant a security interest in some or all of the Registrable Securities and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Registrable Securities to the pledgees or secured parties. If required by the Company's transfer agent in order to effect a pledge, the Company shall cause its counsel, at no cost to the Purchasers, to issue an opinion of counsel to the Company's transfer agent. Further, no advance notice shall be required of such

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

         pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Registrable Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

                  Certificates evidencing shares of Common Stock underlying the Debentures and Warrants shall not contain any legend (i) while a registration statement covering the resale of such security is effective under the Securities Act, after such securities have been sold in compliance with prospectus delivery requirements, or (ii) following any sale of such shares pursuant to Rule 144 to a non-affiliate of the Company, or (iii) if such shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). If all or any portion of Debentures or a Warrant is converted or exercised (as applicable) at a time when there is an effective registration statement to cover the resale of the underlying shares, or if such underlying shares of Common Stock may be sold under Rule 144(k) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations thereof) then such underlying shares shall be issued free of all legends. The Company agrees that following the effective date of the registration statement required to be filed hereunder or at such time as such legend is no longer required, it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company's transfer agent of a certificate representing shares of Common Stock issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

4. Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Prior to any proposed transfer of any Restricted Securities, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by either (i) if required, a written opinion of legal counsel to the holder who shall be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act or (ii) a "no-action" letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such holder to the Company. The Company will not require such a legal opinion or "no action" letter (x) in any transaction in compliance with Rule 144 promulgated under the Securities Act, (y) in any transaction in which the Purchaser distributes Restricted Securities solely to its stockholders on a pro rata basis for no consideration, or (z) in any transaction in which a holder which is a partnership or limited liability company distributes Restricted Securities solely to its partners or members, as applicable, for no consideration; provided that each transferee agrees

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

in writing to be subject to the terms of this Section 4. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the restrictive legend set forth in Section 3 above.

5. Registration.

                           (i) The Company shall file a registration statement
on Form S-3 or other appropriate registration document under the Securities Act for resale of the Registrable Securities and shall use its best efforts to maintain the shelf registration effective for a period of 24 months (or so long as a Holder is subject to the volume limitations of Rule 144(e) under the Securities Act) (the "Effectiveness Period"). The Company shall file such Registration Statement no later than December 31, 2003, and shall cause such Registration Statement to become effective within sixty days after the date of filing.

                           (ii) Notwithstanding the foregoing, the Company shall
not be obligated to take any action pursuant to this Section 5 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

                           (iii) In the event that the Company fails to file the
registration statement pursuant to this Section 5 by December 31, 2003 or if such registration statement has not been declared effective within sixty days from the date of filing, the Company shall pay to each Purchaser, as liquidated damages and not as a penalty, an amount equal to two percent (2%) of the aggregate purchase price paid by such Purchaser pursuant to the Purchase Agreement in respect of each 30-day period (or partial period thereof) of noncompliance (or, with respect to holders of Existing Debentures, an amount equal to two percent (2%) of the aggregate purchase price paid by such holders for such Existing Debentures). The Company shall make such payments on the first day of each month of noncompliance in respect of the number of days of noncompliance in the immediately preceding month. Notwithstanding the foregoing payments by the Company, each Purchaser may seek any other remedies available by law. If the Company fails to pay any liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The liquidated damages pursuant to the terms hereof shall apply on a pro-rata basis for any portion of a month prior to the cure of any default. The Company may require, at any time prior to the third trading day prior to the filing date of the registration statement required hereunder, each Holder to furnish to the Company a statement as to the number of shares of Common Stock beneficially owned by such Holder and, if requested by the Commission, the controlling person thereof, within three trading days of the Company's request. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish required information within three trading days of the Company's request, any liquidated damages that are accruing at such time shall be tolled and any event of default that may otherwise occur solely because of such delay shall be suspended, until such information is delivered to the Company.

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

6. Expenses of Registration. The Company shall bear all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement and all underwriting discounts, selling commissions and expense allowances applicable to the sale of any securities by the Company for its own account in any registration. All Selling Expenses shall be borne by the Holders whose securities are included in such registration pro rata on the basis of the number of their Registrable Securities so registered.

7. Indemnification.

                  (i) The Company will indemnify each Holder, each of its officers, directors, agents, employees and partners, and each person controlling such Holder (each, an "Indemnified Holder Party"), with respect to each registration, qualification or compliance effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter, and their respective counsel against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document prepared by the Company (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors, agents, employees and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses as they are reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises primarily and directly out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omissions) based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein; provided, further, that the Company shall not be liable to an Indemnified Holder Party for any losses it may incur that arise
(x) solely due to an untrue statement included in any prospectus, which statement has been corrected in writing by the Company in an amended or supplemented prospectus filed with the Commission and delivered to such Holder before the sale from which such loss occurred or (y) in connection with a sale in violation of Section 12(xi) hereof.

                  (ii) Each Holder whose Registrable Securities are included in any registration, qualification or compliance effected pursuant to this Agreement will indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such Holder and each of their officers, directors and partners, and each person controlling such Holder, and their respective counsel against all claims, losses, damages and liabilities (or actions in respect thereof) arising primarily and directly out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement,

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

prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses as they are reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the net proceeds to each such Holder sold under such registration statement, prospectus, offering circular or other document as contemplated herein.

                  (iii) Each party entitled to indemnification under this
Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such party's expense; and provided further that if any Indemnified Party reasonably concludes that there may be one or more legal defenses available to it that are not available to the Indemnifying Party, or that such claim or litigation involves or could have an effect on matters beyond the scope of this Agreement, then the Indemnified Party may retain its own counsel at the expense of the Indemnifying Party; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless and only to the extent that such failure to give notice results in material prejudice to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                  (iv) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a


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

material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

8. Transfer or Assignment of Rights. The benefits to the Holder hereunder may be transferred or assigned by a Holder to a transferee or assignee of any of the Restricted Securities, provided that the Company is given written notice prior to the time that such right is exercised, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; provided further that the transferee or assignee of such rights assumes in writing the obligations of the Holder under this Agreement.

9. Registration Procedures. In the case of the registration effected by the Company pursuant to this Agreement, the Company will keep each Holder who is entitled to registration benefits hereunder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

                  (i) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of securities covered by such registration statement;

                  (ii) Provide to each Holder such information and documents as the Company provides to the other selling stockholders under the Registration Statement and furnish such number of prospectuses and other documents incident thereto, including supplements and amendments, as a Holder may reasonably request; and

                  (iii) Respond as promptly as reasonably possible, and in any event within 15 trading days, to any comments received from the Commission with respect to a registration statement or any amendment thereto and as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to a registration statement. Furnish to each selling Holder, upon request, a copy of all documents filed with and all correspondence from or to the Commission in connection with any such registration statement other than nonsubstantive cover letters and the like.

                  (iv) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a registration statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

                  (v) Comply with all applicable rules and regulations of the Commission.

                  (vi) The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if requested by the Commission, the controlling person thereof.

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

                  (vii) Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (ii) through (vi) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than five trading days prior to such filing) and (if requested by any such person) confirm such notice in writing no later than one trading day following such notice (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of such registration statement and whenever the Commission comments in writing on such registration statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders); and (C) with respect to a registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a registration statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included in a registration statement ineligible for inclusion therein or any statement made in a registration statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a registration statement, Prospectus or other documents so that, in the case of a registration statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (vi) the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interests of the Company to allow continued availability or the registration statement or Prospectus.

10. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

                  (i) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act; and

                  (ii) Use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

11. Reporting Under the Exchange Act. The Company agrees to take no action designed to, or with the effect of, causing the Company to cease to be subject to the reporting requirements of the Exchange Act for so long as a registration statement under this Agreement is required to be filed or caused to be effective, or shall be required to be or remain effective.

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

12.      Miscellaneous.

                  (i) Except as and to the extent specified in Schedule 12(i) hereto, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the registration statement required to be filed hereunder other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders. The Company shall not file any other registration statement until the initial registration statement required hereunder is declared effective by the Commission other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans.

                  (ii) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the registration statement required hereunder.

                  (iii) Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective registration statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within fifteen days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered; provided, that, the Company shall not be required to register any Registrable Securities pursuant to this Section that are eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act.

                  (iv) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

                  (v) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. Except by operation of law, the Company may not assign its rights or obligations hereunder without the prior written consent of all of the Holders of the then-outstanding Registrable Securities. Each Holder may assign its rights hereunder in the manner and to the persons as permitted hereunder and under the Purchase Agreement.

                  (vi) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on

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

whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

                  (vii) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

                  (viii) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (ix) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (x) Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

                  (xi) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 9(vii), such Holder will forthwith discontinue disposition of such Registrable Securities under a registration statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended registration statement required hereunder, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or registration statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

                  (xii) Entire Agreement. This Agreement supercedes any prior agreements and understandings, both written and oral, between the Company and any Purchaser with respect to the subject matter hereof.

                              ********************

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


               IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.


                    SMARTSERV ONLINE, INC.


                    By: /s/ Thomas W. Haller
                        --------------------------------------------------------
                        Name:  Thomas W. Haller
                        Title: Senior Vice President and Chief Financial Officer

                       [SIGNATURE PAGE OF HOLDERS FOLLOWS]

                       [SIGNATURE PAGE OF HOLDERS TO RRA]

                                    [HOLDER]


                                    By: _____________________________________
                                        Name:
                                        Title:


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